UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2019

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700
No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Exchange on which registered
Class A voting common stock	AGM.A	New York Stock Exchange
Class C non-voting common stock	AGM	New York Stock Exchange
5.875% Non-Cumulative Preferred Stock, Series A	AGM.PRA	New York Stock Exchange
6.875% Non-Cumulative Preferred Stock, Series B	AGM.PRB	New York Stock Exchange
6.000% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C	AGM.PRC	New York Stock Exchange

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 9, 2019, Farmer Mac held its Annual Meeting of Stockholders.  At that meeting, the holders of Farmer Mac’s voting common stock: (1) elected all ten of the nominees for director on the ballot and identified in Farmer Mac’s Proxy Statement previously filed on April 1, 2019 (the “Proxy Statement”); (2) ratified the selection of PricewaterhouseCoopers LLP as Farmer Mac’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and (3) approved an advisory proposal approving the compensation of Farmer Mac’s named executive officers as described in the Proxy Statement.

Election of Directors

Farmer Mac’s federal charter provides that five directors are elected annually by a plurality of the votes of the holders of Class A Voting Common Stock and five directors are elected annually by a plurality of the votes of the holders of Class B Voting Common Stock.  Listed below are the final results for the election of directors (by class, with cumulative voting):

Class A Stockholders

Nominee	Number of Votes For	Broker Non-Votes
Dennis L. Brack	507,174	168,546
James R. Engebretsen	507,356	168,546
Mitchell A. Johnson	506,956	168,546
Clark B. Maxwell	563,081	168,546
Todd P. Ware	858,731	168,546

Class B Stockholders

Nominee	Number of Votes For	Broker Non-Votes
Richard H. Davidson	590,227	None
Everett M. Dobrinski	590,565	None
Thomas W. Hill	590,565	None
Robert G. Sexton	88,270	None
Keri L. Votruba	590,227	None

Based on these voting results, the following individuals were elected to serve as directors of Farmer Mac for one-year terms until Farmer Mac’s next Annual Meeting of Stockholders:  Dennis L. Brack, Richard H. Davidson, Everett M. Dobrinski, James R. Engebretsen, Thomas W. Hill, Mitchell A. Johnson, Clark B. Maxwell, Robert G. Sexton, Keri L. Votruba, and Todd P. Ware.

In addition to the ten directors elected at the Annual Meeting of Stockholders on May 9, 2019, the following directors appointed by the President of the United States continue to serve as directors of Farmer Mac:  Lowell L. Junkins

(Chairman), Myles J. Watts (Vice Chairman), Chester J. Culver, Sara L. Faivre, and Bruce J. Sherrick.  Those five directors have no specified term and serve at the pleasure of the President of the United States.

Ratification of Selection of PricewaterhouseCoopers LLP as Farmer Mac’s Independent Registered Public Accounting Firm for 2019

Farmer Mac’s By-Laws provide that the Audit Committee’s selection of accountants shall be made annually in advance of the Annual Meeting of Stockholders and shall be submitted for ratification or rejection at such meeting.  Farmer Mac’s Audit Committee previously selected PricewaterhouseCoopers LLP as Farmer Mac’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  Listed below are the final results for the stockholder vote on the ratification of that selection (Class A votes and Class B votes combined):

Number of Votes
For	1,223,064
Against	1,014
Abstain	700
Broker Non-Votes	None

Advisory Vote to Approve Compensation of Farmer Mac's Named Executive Officers (“Say-on-Pay”)

Listed below are the final results for the stockholder Say-on-Pay advisory vote (Class A votes and Class B votes combined):

Number of Votes
For	844,280
Against	8,034
Abstain	203,998
Broker Non-Votes	168,466

Farmer Mac intends to hold future advisory Say-on-Pay votes every year. Farmer Mac’s Board may re-evaluate this determination after the next stockholder vote on the frequency of Say-on-Pay votes.

Item 7.01    Regulation FD Disclosure

On May 13, 2019, the Federal Agricultural Mortgage Corporation (“Farmer Mac”) issued a press release to announce the proposed redemption of its 6.875% Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”). A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor will any of such information or Exhibit be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01    Other Events

On May 13, 2019, Farmer Mac completed the issuance of 4,000,000 shares of 5.700% Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”), in an exempt public offering pursuant to an offering circular, as previously disclosed. The sale of the Series D Preferred Stock was made pursuant to the terms of an underwriting agreement, dated May 8, 2019, between Farmer Mac and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein.

On May 13, 2019, Farmer Mac announced the proposed redemption of all of its outstanding 3,000,000 shares of Series B Preferred Stock for a redemption price of $25.00 per share, plus any declared and unpaid dividends through and including the redemption date, which will be June 12, 2019.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

99.1    Press Release, dated May 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Executive Vice President – General Counsel

Dated: May 13, 2019